Exhibit 21.1

BURGER KING WORDLWIDE, INC.

List of Subsidiaries

Entity Name	Jurisdiction
Administracion de Comidas Rapidas, S.A. de C.V.	Mexico
BK Acquisition, Inc.	Delaware
BK Argentina Servicios, S.A.	Argentina
BK Asiapac (Japan) Y.K.	Japan
BK Asiapac, Pte. Ltd.	Singapore
BK CDE, Inc.	Delaware
BK Grundstucksverwaltungs Beteiligungs GmbH	Germany
BK Grundstucksverwaltungs GmbH & Co. KG	Germany
BK (UK) Company Limited	United Kingdom
BK Venezuela Servicios, C.A.	Venezuela
BK Whopper Bar, LLC	Florida
Burger King (Luxembourg) S.a.r.l.	Luxembourg
Burger King (Luxembourg) 2 S.a.r.l.	Luxembourg
Burger King (Luxembourg) 3 S.a.r.l.	Luxembourg
Burger King (Shanghai) Commercial Consulting Co. Ltd.	Hong Kong
Burger King (United Kingdom) Ltd.	United Kingdom
Burger King A.B.	Sweden
Burger King Beteiligungs GmbH	Germany
Burger King Canada Holdings, Inc.	Canada
Burger King Capital Finance, Inc.	Florida
Burger King Capital Holdings, LLC	Delaware
Burger King Corporation	Florida
Burger King de Puerto Rico, Inc.	Puerto Rico
Burger King do Brasil Assessoria a Restaurantes Ltda.	Brazil
Burger King Espana S.L.U.	Spain
Burger King Europe GmbH	Switzerland
Burger King Gida Sanayi Ve Ticaret Limited Sirketi	Turkey
Burger King General Service Company, S.L.	Spain
Burger King Holdco, LLC	Florida
Burger King Holdings, Inc.	Delaware
Burger King Interamerica, LLC	Florida
Burger King Interamerica, LLC EuroAsian Holdings SCS	Luxembourg
Burger King Israel Ltd.	Israel
Burger King Italia, S.r.L	Italy
Burger King Korea Ltd.	Korea
Burger King Nederland Services B.V.	Netherlands
Burger King (RUS) LLC	Russia
Burger King Saskatchewan Holdings, Inc.	Canada
Burger King Schweiz GmbH	Switzerland
Burger King South Africa Holdings (Pty) Ltd.	South Africa
Burger King Sweden, Inc.	Florida
Burger King UK Pension Plan Trustee Company Limited	United Kingdom
Burger King Limited	United Kingdom
Distron Transportation Systems, Inc.	Florida
Hayescrest Limited	United Kingdom
Huckleberry’s Limited	United Kingdom
Inmobiliaria Burger King S.de R.L. de C.V.	Mexico
Jolick Trading, S.A.	Uruguay
Mini Meals Limited	United Kingdom
Moxie’s, Inc.	Louisiana
The Melodie Corporation	New Mexico
TPC Number Four, Inc.	Delaware
TQW Company	Texas

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